Exhibit 99.1

FOR IMMEDIATE RELEASE

StanCorp Financial Group, Inc. Updates Comments on Broker Compensation Issues

PORTLAND, OR.— November 16, 2004 — StanCorp Financial Group, Inc. (“StanCorp”) (NYSE: SFG) announced today that following careful review it will no longer withhold payments under existing performance related commission arrangements with employee benefits and retirement plans brokers. “We have carefully assessed our broker fee arrangements in light of current circumstances, and have determined that honoring payments under our current arrangements is appropriate,” said Eric Parsons, chairman, president and chief executive officer. “We continue to monitor developments around broker compensation, and as previously disclosed, are not entering into new performance-related commission arrangements at this time.”

About StanCorp Financial Group, Inc.

StanCorp Financial Group, Inc., through its wholly owned subsidiaries — Standard Insurance Company and The Standard Life Insurance Company of New York — is a leading provider of employee benefits products and services. StanCorp’s subsidiaries serve customers nationwide with group and individual disability insurance and retirement products, and group life and dental insurance with almost 30,000 group insurance policies in force covering more than 6.5 million employees as of September 30, 2004. For more information about StanCorp Financial Group, Inc., visit its Web site at www.stancorpfinancial.com.

Disclosure

Information in this news release includes certain statements related to projected growth and future events. These statements are “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results in future periods may differ materially from those expressed or implied by such forward-looking statements. See StanCorp’s 2003 annual report on Form 10-K and most recent Form 10-Q filed with the Securities and Exchange Commission for a description of the types of uncertainties and risks that may affect actual results.

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Contacts

Investor Relations and Financial Media

Scott Hibbs

(503) 321-7529

E-mail: shibbs@standard.com

Corporate Information

Kira Higgs

(503) 321-6418

E-mail: khiggs@standard.com